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                                                                    EXHIBIT 23.3

                              ACCOUNTANTS' CONSENT


As independent public accountants, we hereby consent to the use in this registration statement of our report dated March 14, 1996 included herein and to all references to our Firm included in this registration statement.




                                             /s/ ARTHUR ANDERSEN LLP



Birmingham, Alabama
September 4, 1998